UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re GameTech International, Inc., *et al.*[1] Debtors.	Chapter 11 Case No. 12-11964 (PJW) (Jointly Administered) **Ref. Docket No. 137**

INTERIM ORDER (I) AUTHORIZING DEBTORS TO OBTAIN POSTPETITION FINANCING PURSUANT TO SECTIONS 363 AND 364 OF THE BANKRUPTCY CODE, (II) GRANTING LIENS AND SUPERPRIORITY CLAIMS TO THE POSTPETITION AGENT AND POSTPETITION LENDERS PURSUANT TO SECTION 364 OF BANKRUPTCY CODE, (III) AUTHORIZING USE OF CASH COLLATERAL PURSUANT TO SECTION 363 OF BANKRUPTCY CODE, (IV) PROVIDING ADEQUATE PROTECTION TO THE PREPETITION AGENT AND THE PREPETITION LENDERS PURSUANT TO SECTIONS 361, 362, 363, AND 364 OF BANKRUPTCY CODE, AND (V) SCHEDULING FINAL HEARING

Upon the motion (the "**Motion**")[2], dated August 10, 2012, of the above captioned debtors (the "**Debtors**"), for entry of interim and final orders (I) authorizing the Debtors to obtain post-petition financing pursuant to sections 363 and 364 of the Bankruptcy Code, (II) granting liens and superpriority claims to the postpetition lender pursuant to section 364 of the Bankruptcy Code, (III) authorizing use of cash collateral pursuant to section 363 of the Bankruptcy Code, (IV) providing adequate protection to the prepetition lender pursuant to sections 361, 362, 363, and 364 of the Bankruptcy Code, and (V) scheduling a final hearing for the entry of this order (the "**Order**") and a final order (the "**Final Order**"); and the Court having considered the Motion;

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number, are GameTech International, Inc. (2983), GameTech Arizona Corp. (9812), GameTech Canada Corp. (0001), and GameTech Mexico S. De R.L. de C.V. (5489).

[2] Unless otherwise defined herein, all capitalized terms used herein have the meanings ascribed to such terms in the Motion.

and a hearing to consider approval of the DIP Facility on an interim basis having been held and concluded on August 21, 2012 (the "**Interim Hearing**"); and upon all of the pleadings filed with the Court and all of the proceedings held before the Court; and after due deliberation and consideration and good and sufficient cause appearing therefor, THE COURT HEREBY FINDS:

A. On July 2, 2012 (the "**Petition Date**"), each of the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors have continued in possession of their properties and are operating and managing their businesses as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

B. No request has been made for the appointment of a trustee or examiner. On August 9, 2012 the Office of the United States Trustee formed an official committee of unsecured creditors (the "**Committee**").

C. The Court has jurisdiction over this Motion pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper in this district pursuant to 28 U.S.C. § 1408. This matter is core within the meaning of 28 U.S.C. § 157(b)(2).

D. Without prejudice to the rights, remedies, and claims of the Committee set forth in paragraph 37 below, the Debtors acknowledge, admit, and confirm the following:

1. Pursuant to that certain Amended and Restated Loan Agreement, dated as of June 15, 2011 by and among the Company, each lender party thereto from time to time (each, an "**Original Prepetition Lender**" and collectively, the "**Original Prepetition Lenders**"), and U.S. Bank, as administrative agent and collateral agent for the Lenders (in such capacity, the "**Original Prepetition Agent**"), and as lead arranger and book manager (as amended, supplemented, or otherwise modified from time to time prior to the Petition Date, the "**Prepetition Loan Agreement**") and the Loan Documents (as defined in the Prepetition Loan

Agreement) (collectively, the "**Prepetition Loan Documents**"), the Original Prepetition Agent and the Original Prepetition Lenders made certain loans, advances, and other financial accommodations to the Debtors to fund, among other things, the operations of the Debtors.

2. Pursuant to the Collateral Loan Documents, as defined in the Prepetition Loan Agreement (the "**Collateral Loan Documents**"), prior to the Petition Date the Original Prepetition Agent was granted, for the benefit of the Original Prepetition Lenders and their successors, continuing liens on and security interests in substantially all of the assets of the Debtors.

3. The Company and U.S. Bank are parties to that certain ISDA Master Agreement dated August 7, 2008 (the "**Master Agreement**"), Schedule to the Master Agreement dated August 15, 2008 and Confirmation No. 23048A dated August 25, 2008 with a trade date of August 22, 2008 (collectively, the "**Swap Transaction**"). Bank of the West participated in such Swap Transaction pursuant to the Risk Management Agreement dated August 28, 2008 between U.S. Bank and Bank of the West. The Swap Transaction was terminated prior to the Petition Date, resulting in payment obligations owed by the Company to U.S. Bank and Bank of the West under the Master Agreement in the aggregate principal amount of $440,000. All payment obligations of the Company arising under or in connection with the Swap Transaction are collectively referred to herein as the "**Swap Obligations.**"

4. On June 7, 2012, all rights and obligations of the Original Prepetition Lenders and the Original Prepetition Agent under the Prepetition Loan

Documents, and all rights of U.S. Bank and Bank of the West in the Swap Obligations, were assigned the Yuri Ikis Gaming Trust of 1993. The Yuri Itkis Gaming Trust of 1993 is the Agent under the Prepetition Loan Agreement, and together with its successors and assigns is referred to herein in such capacity as the **"Prepetition Agent."** The Yuri Itkis Gaming Trust of 1993 is also the sole Lender under and as defined the Prepetition Loan Agreement, and together with its successors and assigns is referred to herein in such capacity, and in its capacity as holder of the right to receive payment of the Swap Obligations, as the **"Prepetition Lender."**

5. As of the Petition Date, (i) the Company was indebted and liable to the Prepetition Agent and the Prepetition Lender, without defense, counterclaim, or offset of any kind, in respect of loans made under the Prepetition Loan Agreement, in the aggregate principal amount of $15,644,012.26 (plus accrued and unpaid interest thereon in the amount of $424,980.99 through July 2, 2012, and interest accruing thereafter, calculated at the default rate, in the amount of not less than $6,405.25 per day, (ii) the Company was indebted and liable to the Prepetition Agent and the Prepetition Lender, without defense, counterclaim, or offset of any kind, in respect of Swap Obligations, in the aggregate principal amount of $440,000 (plus accrued and unpaid interest thereon in the amount of $6,743.68 through July 2, 2012, and interest accruing thereafter, calculated at the default rate, in the amount of not less than $180.15 per day), (iii) the Company was indebted and liable to the Prepetition Agent and the Prepetition Lender for unpaid fees, expenses (including any attorneys', accountants', appraisers', and

financial advisors' fees that are chargeable or reimbursable under the Prepetition Loan Documents), charges and other obligations incurred in connection with such loans as provided in the Prepetition Loan Documents (items (i), (ii) and (iii), collectively, and all other Obligations (as such term is defined in the Prepetition Loan Agreement) are hereinafter referred to as the "**Prepetition Obligations**"), and (iii) each of the Guarantors, as parties to a guarantee executed and delivered in respect of the Prepetition Obligations, was liable to the Prepetition Agent and the Prepetition Lender under such guarantee in the aggregate amount of not less than the aggregate amount of the Prepetition Obligations.

6. Pursuant to the Collateral Documents (as defined in the Prepetition Loan Agreement), the Debtors granted first priority Liens and continuing pledges and security interests in the Prepetition Collateral (as defined below) to and/or for the benefit of the Prepetition Agent and the Prepetition Lender and its successors, to secure the Prepetition Obligations and any guarantees thereof (collectively, the "**Prepetition Liens**").

7. The Prepetition Liens are (i) valid, binding, perfected, enforceable first-priority liens on the personal and real property described in the Prepetition Loan Documents and all prepetition and postpetition proceeds, products, offspring, rents and profits thereof (collectively, the "**Prepetition Collateral**"), (ii) not subject to avoidance, recharacterization, reduction, disallowance, impairment, or subordination under the Bankruptcy Code or applicable non-bankruptcy law, and (iii) subject and subordinate only to (A) the Postpetition Liens (as defined below), (B) the Carve- Out (as defined below) to which the

Postpetition Liens are subject, and (C) valid, perfected, unavoidable liens permitted under the Prepetition Loan Agreement to the extent such liens are permitted to be senior to or *pari passu* with the liens of the Prepetition Agent on the Prepetition Collateral. The Prepetition Loan Documents are valid and binding agreements and obligations of the Debtors.

8. The Prepetition Obligations constitute legal, valid, and binding obligations of the Debtors, enforceable in accordance with their terms, and no objection, offset, defense, or counterclaim of any kind or nature to the Prepetition Obligations exists. The Prepetition Obligations, and any amounts previously paid to the Prepetition Agent, the Prepetition Lender or their respective predecessors in interest on account thereof or with respect thereto, are not subject to avoidance, recharacterization, reduction, disallowance, impairment, or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law. The Debtors do not have, hereby forever release, and are forever barred from bringing any claims, counterclaims, causes of action, defenses, or setoff rights, whether arising under the Bankruptcy Code or otherwise, against the Prepetition Agent, the Prepetition Lender or their respective affiliates, subsidiaries, agents, officers, directors, employees, advisors, attorneys or predecessors in interest.

9. The Prepetition Agent (on its behalf and on behalf of the Prepetition Lender), directly or by the Original Agent as its predecessor in interest, perfected its security interests and Liens in and on the domestic Prepetition Collateral by the filing of UCC-1 financing statements, UCC-3 amendments to financing statements, instruments filed in federal, state, and

county offices, mortgages, and other required documents against the Debtors and such collateral with the proper federal, state, and county offices for the perfection of such security interests and Liens.

E. An immediate need exists for the Debtors to obtain the DIP Facility on an interim and final basis and use the Prepetition Lender's "cash collateral" as defined by section 363(a) of the Bankruptcy Code (including without limitation any proceeds of the Prepetition Collateral, the "**Cash Collateral**"), in order to continue to operate their businesses and pursue a sale of their assets. The use of Cash Collateral alone could be insufficient to meet the Debtors' immediate postpetition liquidity needs without risking significant damage to the business. The Debtors are unable to obtain the required funds (i) in the forms of (w) unsecured credit or debt allowable under section 503(b)(l) of the Bankruptcy Code, (x) an administrative expense pursuant to section 364(a) or (b) of the Bankruptcy Code, (y) unsecured debt having the priority afforded by section 364(c)(l) of the Bankruptcy Code, or (z) debt secured only as described in section 364(c)(2) or (3) of the Bankruptcy Code, or (ii) on terms more favorable than those offered by the Postpetition Lenders under the Postpetition Loan Agreement, this Order, and all other agreements, documents, notes, or instruments delivered pursuant hereto or thereto or in connection herewith or therewith, including, without limitation, the budget, attached as Schedule I hereto (as such budget may be extended, varied, supplemented, or otherwise modified in accordance with the provisions of the Postpetition Loan Documents (as hereinafter defined), the "**Budget**" and, collectively with the Postpetition Loan Agreement, related documents, this Order, and the Final Order, the "**Postpetition Loan Documents**").

F. The Debtors have requested that (i) pursuant to the terms of the Postpetition Loan Documents, the Postpetition Lender make loans and advances and provide

other financial accommodations to the Debtors, (ii) the Prepetition Lender consent to the use of Cash Collateral, to be used by the Debtors solely in accordance with the terms of the Postpetition Loan Documents and this Order, and (iii) the Prepetition Lender consent to the priming of its liens on the Prepetition Collateral as provided in this Interim Order. The Postpetition Lender is willing to make such loans and advances and provide such other financial accommodations on a superpriority and first priority secured basis, as more particularly described herein and in the other Postpetition Loan Documents, pursuant to the terms and conditions of the Postpetition Loan Documents. The relief requested in the Motion is necessary, essential, and appropriate for the continued operation of the Debtors' businesses, the management and preservation of their assets and properties, and is in the best interests of the Debtors, their estates, and creditors.

G. The Debtors have represented that, pending the Final Hearing, they will need authorization from this Court to borrow pursuant to the DIP Facility on an interim basis in the principal amount of up to $250,000 under the Postpetition Loan Documents and in accordance with the Interim Budget in order to avoid immediate and irreparable harm to the Debtors' estates.

H. Based on the record before the Court, (i) the terms of the use of the Prepetition Lenders' Cash Collateral as provided in this Order and (ii) the terms of the Postpetition Loan Documents, pursuant to which the postpetition loans and other financial accommodations will be provided to the Debtors by the Postpetition Lender, have been negotiated at arms' length and in "good faith," as that term is used in section 364(e) of the Bankruptcy Code, and are in the best interests of the Debtors, their estates, and creditors. The Postpetition Lenders are extending financing to the Debtors, and the Prepetition Agent and the Prepetition Lenders are permitting the use of their Cash Collateral and the priming of their liens

on the Prepetition Collateral, in good faith, and the Postpetition Agent, the Postpetition Lender, the Prepetition Agent and the Prepetition Lender are entitled to the benefits of the provisions of section 364(e) of the Bankruptcy Code.

I. The Prepetition Agent and the Prepetition Lender consent to the Debtors' use of the Prepetition Lender' Cash Collateral and the priming of the Prepetition Liens by the Postpetition Liens, solely on the terms and conditions set forth in this Order, in the Postpetition Loan Documents, and in accordance with the Budget. The adequate protection provided herein and other benefits and privileges contained herein are consistent with and authorized by the Bankruptcy Code and are necessary in order to obtain such consent.

J. Based on the record presented to the Court at the Interim Hearing, the terms of the DIP Facility on an interim basis and of the use of the Cash Collateral are fair and reasonable, reflect the Debtors' prudent exercise of business judgment consistent with their fiduciary duties and constitute reasonably equivalent value and fair consideration for the Prepetition Lender's consent thereto.

K. Notice of the relief sought by the Motion and the hearing with respect thereto was served on August 10, 2012 on the following parties in interest: (i) the United States Trustee for the District of Delaware (the "**U.S. Trustee**"); (ii) those parties listed on the Consolidated List of Creditors Holding the Twenty Largest Unsecured Claims Against the Debtors, as identified in the Debtors' chapter 11 petitions; (iii) counsel to the Postpetition Agent, the Prepetition Agent and the Prepetition Lender; (iv) the Securities & Exchange Commission, (v) the Internal Revenue Service; (vi) any party asserting a Lien against any of the Debtors' assets; (vii) all applicable regulatory authorities, and (viii) all counterparties to nonresidential real property leases of the Debtors (collectively, the "**Interim Notice Parties**"). Given the

nature of the relief sought in the Motion, such notice constitutes sufficient and adequate notice of the Motion and this Order pursuant to Bankruptcy Rules 2002, 4001(c) and (d), and 9014 and section 102(1) of the Bankruptcy Code, as required by sections 363(b) and 364(c) of the Bankruptcy Code, and no further notice of the Motion or this Order is necessary or required.

NOW, THEREFORE, IT IS HEREBY ORDERED:

1. The Motion is granted. Any objections to the relief sought in the Motion that have not been previously resolved or withdrawn are hereby overruled on their merits. This Order shall become effective immediately upon its entry.

2. The Debtors are hereby (i) authorized and directed to enter into the Postpetition Loan Agreement, substantially in the form filed with the Court, and the other Postpetition Loan Documents and (ii) authorized to borrow funds, incur debt and other obligations, grant Postpetition Liens (as hereinafter defined), make deposits, provide guaranties and indemnities, and perform their obligations in accordance with the terms and conditions of the Postpetition Loan Documents and this Order. Any terms in the Postpetition Loan Documents may be amended, modified, supplemented or the provisions thereof waived in accordance with their terms, without further order of this Court but subject to notice of any amendment, modification, supplement or waiver being provided to the U.S. Trustee, counsel to any Committee, counsel to the Prepetition Agent and counsel to the Prepetition Lender after the same shall have become effective; *provided, however*, that notice of any (i) increase in the aggregate of the Postpetition Lender's lending commitment, (ii) increase in the applicable interest rates, (iii) modification of the maturity of the obligations under the Postpetition Loan Documents, or (iv) modification of the financial covenants or financial events of default that are on terms materially more onerous or burdensome to the Debtors, shall be provided to the U.S. Trustee,

counsel to any Committee, counsel to the Prepetition Agent, and counsel to the Prepetition Lender, each of which shall have five (5) Business Days from the date of such notice within which to object in writing to such amendment, modification, or supplement, and upon any such timely written objection, such amendment, modification, or supplement shall only be permitted pursuant to an order of this Court. To the extent the Budget is amended or modified in any material respect, the Debtors will provide counsel to the Committee with two (2) business days notice of such amendment and will consult with the representatives of the Committee in connection therewith. The Committee shall have the right to object to the Budget amendment by filing an objection with the Court. All obligations owed to any of the Postpetition Agent and/or the Postpetition Lender (collectively, the "**Postpetition Secured Party**") under or in connection with the Postpetition Loan Documents, including, without limitation, all Obligations and Guaranteed Obligations (as each such term is defined in the Postpetition Loan Agreement), loans, advances, letters of credit and other indebtedness, obligations, and amounts (contingent or otherwise) owing from time to time under or in connection with the Postpetition Loan Documents, and any and all other obligations at any time incurred by any of the Debtors to the Postpetition Secured Party, are defined and referred to herein as the "**Postpetition Obligations.**"

3. Subject to the terms and conditions set forth in this Order, including the adequate protection provided herein, the Debtors are authorized, pursuant to section 363(c)(2)(B) of the Bankruptcy Code, to use the Prepetition Lender's Cash Collateral solely and exclusively for the disbursements set forth in the Budget for the period of time from the date hereof until the earliest to occur of (i) the Maturity Date, or (ii) the date that this Order or the Final Order (when applicable) ceases to be in full force and effect (each, a "**Termination Event**" and the date of any such event the "**Termination Date**"). The Debtors shall promptly notify the Postpetition

Agent of the occurrence of any Event of Default under the Postpetition Loan Arecment. The Debtors' authority to use the Prepetition Lender's Cash Collateral on a consensual basis shall automatically terminate on a Termination Event, all without further order or relief from the Court, *provided, however*, that the Debtors reserve all rights to seek authorization to use the Prepetition Lender's Cash Collateral after a Termination Event and the Prepetition Agent and the Prepetition Lender reserve all rights to object to such authorization.

4. The Prepetition Lender and the Prepetition Agent do not object to the Debtors' grant to the Postpetition Secured Party of a priming lien on the Prepetition Collateral pursuant to and to the extent provided in this Order.

5. Upon execution and delivery of the Postpetition Loan Documents, the Postpetition Loan Documents shall constitute valid and binding obligations of the Debtors, enforceable against the Debtors in accordance with their terms; *provided, however*, that notwithstanding any other provision of this Order or of the other Postpetition Loan Documents, the Debtors shall not, prior to entry of the Final Order, incur Postpetition Obligations in the principal amount of more than $250,000 (which amount is in addition to the use of Cash Collateral permitted hereunder). No obligation, payment, transfer, or grant of security under this Order or the other Postpetition Loan Documents shall be stayed, restrained, voidable, or recoverable under the Bankruptcy Code or any applicable nonbankruptcy law, or subject to any defense, reduction, setoff, recoupment, or counterclaim.

6. The Debtors shall use Cash Collateral and the loans or advances made under or in connection with the Postpetition Loan Documents solely as provided in this Order and in the other Postpetition Loan Documents (including the Budget). From and after the Petition Date, amounts loaned and advanced under or in connection with the Postpetition Loan

Documents and all proceeds of Collateral, including, without limitation, all of the Debtors' existing or future cash and Cash Collateral (collectively, **"Lender Funds"**), shall not, directly or indirectly, be used to pay expenses of the Debtors or to make debt payments (except as set forth in this Order) or be otherwise disbursed except for (i) those debt payments, expenses and/or disbursements that are expressly permitted under the Postpetition Loan Documents and are consistent with the Budget approved by the Postpetition Agent (as such Budget may be extended, varied, supplemented, or otherwise modified in accordance with the provisions of the Postpetition Loan Documents) and (ii) compensation and reimbursement of fees and expenses payable pursuant to sections 330 and 331 of the Bankruptcy Code and payable to attorneys, accountants, investment bankers, financial advisors, or other professional persons retained by the Debtors or any Committee(s) and awarded pursuant to an order of this Court, to the extent consistent with the Budget; *provided, however*, that the foregoing shall not be construed as consent to the allowance of any of the amounts referred to in the preceding clause (ii) and shall not affect the right of any party in interest to object to the allowance and payment of any such amounts. Subject to entry of the Final Order and except to the extent of the Carve-Out, no administrative expense claims, including fees and expenses of professionals, shall be charged or assessed against or recovered from the Prepetition Collateral or the Postpetition Collateral or attributed to any of the Postpetition Secured Party, the Prepetition Agent, or the Prepetition Lender with respect to their interests in the Collateral and/or the Prepetition Collateral, as applicable, pursuant to the provisions of section 506(c) of the Bankruptcy Code or otherwise by, through, or on behalf of the Debtors, without the prior written consent of the Postpetition Secured Party, the Prepetition Agent and/or the Prepetition Lender, as applicable, and no such consent shall be implied from any action, inaction, or acquiescence by, either with or without

notice to, the Postpetition Secured Party, the Prepetition Agent, or Prepetition Lender, or otherwise. Except as set forth in the second sentence of this Paragraph, the Postpetition Secured Party, the Prepetition Agent, and the Prepetition Lender have not consented or agreed to the use of Lender Funds.

7. Notwithstanding anything herein to the contrary, no Lender Funds (including amounts subject to the Carve-Out (as hereinafter defined)) may be used directly or indirectly by any of the Debtors, any Committee, or any other person or entity to (i) object to or contest in any manner the Postpetition Obligations, or to assert or prosecute any actions, claims, or causes of action (including, without limitation, any claims or causes of action under chapter 5 of the Bankruptcy Code) against any of the Postpetition Secured Party, (ii) seek authorization for any party to use any of the Lender Funds on terms inconsistent with the terms of the Postpetition Loan Agreement and this Order without the consent of the Postpetition Agent, the Postpetition Secured Party, the Prepetition Agent, and the Prepetition Lender, or (iii) obtain Liens that are senior to, or on parity with (x) the Liens of the Postpetition Secured Party in the Collateral or any portion thereof, and (y) the Adequate Protection Liens (as defined below).

8. Notwithstanding anything herein to the contrary, no Lender Funds (including amounts subject to the Carve-Out) may be used directly or indirectly by any of the Debtors, any Committee, or any other person or entity to (i) object, contest, or raise any defense to the validity, perfection, priority, extent, or enforceability of the Prepetition Obligations or the Prepetition Liens, (ii) assert or prosecute any Claims and Defenses (as defined below) against the Prepetition Agent, any Prepetition Lender, or their respective agents, affiliates, representatives, attorneys, advisors or predecessors in interest, (iii) prevent, hinder, or otherwise delay the Prepetition Agent's assertion, enforcement, or realization on the Cash Collateral, the Adequate

Protection Obligations, or the Adequate Protection Liens in accordance with the Prepetition Loan Documents and this Order, or (iv) seek to modify any of the rights granted to the Prepetition Agent or the Prepetition Lender hereunder or under the Prepetition Loan Documents, in each of the foregoing cases without such parties' prior written consent; *provided* that up to $25,000 of Cash Collateral in the aggregate may be used to pay the allowed fees and expenses of professionals retained by a Committee incurred directly in connection with investigating, but not initiating or prosecuting, any Claims and Defenses against the Prepetition Agent, the Prepetition Lender, or any Released Party (as defined below).

9. Interest on the Postpetition Obligations shall accrue at the rates (including any default rates) and shall be paid at the times set forth in the Postpetition Loan Documents.

10. Any and all fees and expenses paid or required to be paid in connection with the Postpetition Loan Documents, whether or not provided for in the Budget, are hereby authorized and shall be paid in accordance with the terms and provisions of the Postpetition Loan Documents.

11. All Postpetition Obligations (subject only to the Carve-Out) hereby constitute under section 364(c)(l) of the Bankruptcy Code allowed superpriority administrative expense claims against each of the Debtors (jointly and severally) having priority over all administrative expenses of the kind specified in, or ordered pursuant to, any provision of the Bankruptcy Code, including, without limitation, those specified in, or ordered pursuant to, sections 105, 326, 328, 330, 503(b), 506(c), 507(a), 507(b), 546(c), 726, and 1114 of the Bankruptcy Code, or otherwise (whether incurred in the Chapter 11 Cases or any conversion thereof to a case under chapter 7 of the Bankruptcy Code or any other proceeding related hereto or thereto) (the "**Superpriority Claims**"), which superpriority claims shall, subject to the Carve-

Out, be payable from and have recourse to all prepetition and postpetition property of the Debtors and all proceeds thereof, provided, however, that the proceeds of Avoidance Claim and any damages (but not property to be recovered under Section 549 of the Bankruptcy Code) (collectively, the "**Avoidance Actions**") shall not be used to pay the Superpriority Claims.

12. As security for the Postpetition Obligations, the Postpetition Agent is hereby granted pursuant to section 364(c)(2), (c)(3), and (d) of the Bankruptcy Code for the sole benefit of the Postpetition Secured Party valid, binding, enforceable, first priority, and perfected Liens (the "**Postpetition Liens**") in the Collateral, which Liens are (i) subject only to (y) the Carve-Out, and (z) non-avoidable, valid, enforceable, and perfected Liens that are purchase money security interests or mechanics' liens in existence as of the Petition Date (Liens specified in clauses (y), and (z) above are hereinafter referred to as the "**Existing Liens**"); *provided, however*, that for the avoidance of doubt and without limiting the foregoing, the Postpetition Liens shall be in all respects senior in rank and priority to any and all Prepetition Liens securing the Prepetition Obligations, including, without limitation, the Adequate Protection Liens and any other Liens other than the Existing Liens. The term "**Collateral**" shall include, without limitation, all prepetition and postpetition assets and properties (tangible, intangible, real, personal, and mixed) of each of the Debtors of any kind or nature, whether now existing or newly acquired or arising, and wherever located, including, without limitation, all Collateral (as such term is defined in the Postpetition Loan Documents), all accounts, accounts receivable, inventory, goods, contract rights, instruments, documents, chattel paper, patents, trademarks, copyrights and licenses therefor, intellectual property, general intangibles, payment intangibles, letters of credit, letter-of-credit rights, supporting obligations, machinery and equipment, vehicles, real property, fixtures, leases, all of the issued and outstanding capital stock entitled to

vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and all of the issued and outstanding capital stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each subsidiary of the Debtors, all of the capital stock of all other persons that are not subsidiaries directly owned by the Debtor, money, investment property, deposit accounts, securities accounts, books and records, all commercial tort claims and all other causes of action other than Avoidance Actions, all Cash Collateral (as defined in this Order), and all cash and non-cash proceeds, rents, products, substitutions, accessions and profits of all of the foregoing.

13. Subject to the Carve-Out, the Postpetition Liens and the Adequate Protection Liens shall not be (i) subject or junior to any Lien that is avoided and preserved for the benefit of the Debtors' estates under section 551 of the Bankruptcy Code or (ii) subordinated to or made *pari passu* with any other Lien, whether under section 364(d) of the Bankruptcy Code or otherwise. No claim or Lien having a priority superior to or *pari passu* with those granted by this Order with respect to the Postpetition Obligations and the Adequate Protection Obligations (as defined below) shall be granted or allowed until the indefeasible payment in full in cash and satisfaction in the manner provided in the Postpetition Loan Documents and this Order of the Postpetition Obligations and the Adequate Protection Obligations.

14. To the extent unencumbered funds are not available to pay administrative expenses in full, the claims granted hereunder to the Postpetition Secured Party, the Postpetition Liens, and any claims or Liens ranking *pari passu* with or junior in priority to such claims of the Postpetition Secured Party and the Postpetition Liens shall be subject to payment of the Carve-Out. As used in this Order, the term **"Carve-Out"** means (a) to the extent set forth in the Budget all allowed unpaid fees and expenses of attorneys, investment bankers and financial advisors (collectively, the **"Estate Professionals"**) employed by the Debtors and, if applicable, any

Committee, pursuant to sections 327, 328, 1102 and 1103 of the Bankruptcy Code, and any disbursements of any member of the Committee, which are incurred or accrued prior to the Termination Date, plus the amount of any retainers held by such Estate Professionals on the Petition Date; plus (b) following the Termination Date, allowed fees and disbursements of Estate Professionals incurred or accrued after such Termination Date by the Estate Professionals, and any disbursements of any member of the Committee, in an aggregate amount not to exceed $50,000, and (c) quarterly fees required to be paid pursuant to 28 U.S.C. § 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court or to the Debtors' appointed claims agent; *provided, however*, that the Carve-Out shall not include, apply to, or be available for (a) any success fee or similar payment to any professionals or other persons payable in connection with a restructuring or asset disposition with respect to any of the Debtors or otherwise, or (b) any fees or expenses incurred by any party, including any Debtor or any Committee, or its respective professionals, in connection with, or relating to, the initiation or prosecution of any claims, causes of action, adversary proceedings, or other litigation against any of the Postpetition Secured Party, the Prepetition Lender, the Prepetition Agent or any other Released Party, including without limitation, challenging the amount, validity, perfection, priority, or enforceability of or asserting any defense, counterclaim, or offset to, the Postpetition Obligations, the Postpetition Liens, the Prepetition Obligations, the Prepetition Liens, the Adequate Protection Obligations, or the Adequate Protection Liens.

15. Notwithstanding any provisions of the Motion, or any final orders pertaining to post-petition financing, use of cash collateral, or the sale of the Debtors' assets, or any agreements validated by any such orders, the liens currently held by any Texas ad valorem

tax authority (the "**Texas Taxing Authorities**") shall neither be primed by nor subordinated to any liens granted thereby.

16. Furthermore, from the proceeds of the sale of any of the Debtors' assets located in the state of Texas, the amount of $27,090.00 shall be set aside by the Debtors in a segregated account as adequate protection for the secured claims of the Texas Taxing Authorities prior to the distribution of any proceeds to any other creditor. The liens of the Texas Taxing Authorities shall attach to these proceeds to the same extent and with the same priority as the liens they now hold against the property of the Debtors. These funds shall be on the order of adequate protection and shall constitute neither the allowance of the claims of the Texas Taxing Authorities, nor a cap on the amounts they may be entitled to receive. Furthermore, the claims and liens of the Texas Taxing Authorities shall remain subject to any objections any party would otherwise be entitled to raise as to the priority, validity or extent of such liens. These funds may be distributed only in payment of the claims and liens of the Texas Taxing Authorities upon agreement between the Texas Taxing Authorities and the debtors, or by subsequent order of the Court, duly noticed to the Texas Taxing Authorities.

17. Until the Maturity Date, the Debtors are authorized and directed, without further Order of this Court and at the times provided below, to deposit into an account maintained by Debtors' counsel or other party designated by the Debtors an amount equal to the line items identified in the Budget as "**Bankruptcy Fees**" (such account the "**Professional Fee Account**"), which amounts are part of the Carve-Out. The initial deposit into the Professional Fee Account shall be made promptly after entry of this Order for the aggregate amount of such Bankruptcy Fees shown in the Budget for the period from the Petition Date through and including the date of the entry of this Order. Thereafter, such amounts will be deposited weekly

in advance into the Professional Fee Account. Proceeds deposited into the Professional Fee Account shall be held for purposes of paying allowed fees and expenses of Estate Professionals which are part of the Carve-Out and which fees and expenses are allowed by order of this Court (as to which the parties' rights are expressly reserved). Any portion of the Professional Fee Account not used to pay allowed fees and expenses of the Estate Professionals which are part of the Carve-Out shall be remitted to the Debtors' estates or their successor (subject to the Prepetition Liens, Adequate Protections and Postpetition Liens, if and to the extent still remaining) after payment in full of all allowed fees and expenses of Estate Professionals which are part of the Carve-Out. The foregoing amounts may be paid from the Professional Fee Account notwithstanding the occurrence of the Maturity Date.

18. Notwithstanding anything herein to the contrary, the entry of this Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, or otherwise impair (a) any of the rights of any of the Postpetition Secured Party, the Prepetition Lender, or the Prepetition Agent under the Bankruptcy Code or under non-bankruptcy law, including, without limitation, the right of any of the Postpetition Secured Party, the Prepetition Lender, or the Prepetition Agent to (i) request modification of the automatic stay of section 362 of the Bankruptcy Code, (ii) request dismissal of any of the Chapter 11 Cases, conversion of any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or appointment of a chapter 11 trustee or examiner (including with expanded powers), or (iii) propose, subject to the provisions of section 1121 of the Bankruptcy Code, a chapter 11 plan or plans or (b) any other rights, claims, or privileges (whether legal, equitable, or otherwise) of any of the Postpetition Secured Party, the Prepetition Agent, or the Prepetition Lender.

19. The Court finds that the adequate protection provided herein is reasonable and sufficient to protect the interests of the Prepetition Lender and the Prepetition Agent. Notwithstanding anything herein to the contrary, this Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, the rights of the Prepetition Agent or the Prepetition Lender to seek additional adequate protection at any time, including prior to a Termination Event; *provided, however*, that if any additional adequate protection claims, Liens, or other rights are awarded at any time to or for the benefit of any of the Prepetition Agent or Prepetition Lender, such claims, Liens and/or other rights shall be at all times junior in all respects to the claims and Liens granted to or for the benefit of the Postpetition Secured Party and shall not affect the priority, validity, binding nature, enforceability, or perfection of any of such claims and Liens granted to or for the benefit of the Postpetition Secured Party.

20. Notwithstanding anything herein or in the other Postpetition Loan Documents, upon a Termination Event, the Debtors shall no longer, pursuant to this Order, the other Postpetition Loan Documents, or otherwise, be authorized to borrow funds or incur indebtedness hereunder or under the other Postpetition Loan Documents or to use any proceeds of the Postpetition Obligations already received (and any obligations of the Postpetition Lenders to make loans or advances hereunder or under the other Postpetition Loan Documents automatically shall be terminated).

21. Notwithstanding anything herein or the occurrence of a Termination Event, all of the rights, remedies, benefits, and protections provided (i) to the Postpetition Secured Party under this Order and the other Postpetition Loan Documents and (ii) to the Prepetition Agent and the Prepetition Lender under this Order, shall survive such Termination Event. Upon such Termination Event, the principal of and all accrued interest and fees and all

other Postpetition Obligations and accrued Adequate Protection Obligations, shall, in each instance, be immediately due and payable and the Postpetition Secured Party and the Prepetition Agent and the Prepetition Lender shall have all other rights and remedies provided in this Order, the other Postpetition Loan Documents, the Prepetition Loan Documents, and applicable law.

22. The automatic stay provisions of section 362 of the Bankruptcy Code are hereby vacated and modified to the extent necessary to permit the Postpetition Secured Party, the Prepetition Agent, and the Prepetition Lender to exercise, upon the occurrence and during the continuation of any Event of Default (as defined in the Postpetition Loan Agreement) or a Termination Event, all rights and remedies provided for in the Postpetition Loan Documents and hereunder, and to take any or all of the following actions without further order of or application to this Court: (a) terminate the Debtors' use of Cash Collateral and cease making any loans or advances to the Debtors; (b) declare all Postpetition Obligations and Adequate Protection Obligations to be immediately due and payable; (c) terminate any unfunded Commitments under the Postpetition Loan Agreement; (d) enforce rights against the Collateral in the possession of any of the Postpetition Secured Party for application towards the Postpetition Obligations and the Adequate Protection Obligations; and (e) take any other actions or exercise any other rights or remedies permitted under this Order, the other Postpetition Financing Document, or applicable law to effect the repayment and satisfaction of the Postpetition Obligations and the Adequate Protection Obligations; *provided, however*, that any Postpetition Secured Party, Prepetition Lender, or Prepetition Agent, as applicable, shall provide five (5) days written notice (by facsimile, telecopy, electronic mail, or otherwise) to the U.S. Trustee, counsel to the Debtors, counsel to the Prepetition Agent, and counsel to the Committee prior to exercising any enforcement rights or remedies in respect of the Collateral (other than the rights described in

clauses (a), (b), and (c) above (to the extent they might be deemed remedies in respect of the Collateral). The rights and remedies of the Postpetition Secured Party, the Prepetition Agent, and the Prepetition Lender specified herein are cumulative and not exclusive of any rights or remedies that they may have under the other Postpetition Loan Documents or otherwise.

23. If the Postpetition Secured Party, the Prepetition Agent, or the Prepetition Lender shall at any time exercise any of their respective rights and remedies hereunder, under the other Postpetition Loan Documents or under applicable law in order to effect payment or satisfaction of the Postpetition Obligations or the Adequate Protection Obligations or to receive any amounts or remittances due hereunder or under the other Postpetition Loan Documents, including without limitation, foreclosing upon and selling all or a portion of the Collateral, the Postpetition Secured Party, the Prepetition Agent, and the Prepetition Lender shall have the right without any further action or approval of this Court to exercise such rights and remedies as to all or such part of the Collateral as the Postpetition Secured Party, the Prepetition Agent, or the Prepetition Lender (as applicable) shall elect in their sole discretion, subject to the provision by the applicable parties of the written notice as provided in the preceding paragraph. No holder of a Lien primed by this Order or granted by the Debtors as adequate protection shall be entitled to object on the basis of the existence of any such Lien to the exercise by the Postpetition Secured Party, the Prepetition Agent, or the Prepetition Lender of their respective rights and remedies under the Postpetition Loan Documents or under applicable law to effect satisfaction of the Postpetition Obligations or the Adequate Protection Obligations or to receive any amounts or remittances due hereunder or under the other Postpetition Loan Documents, provided that the Postpetition Secured Party, the Prepetition Agent, or the Prepetition Lender, as applicable, have complied with applicable law. The Postpetition Secured Party, the Prepetition Agent, and the

Prepetition Lender shall be entitled to apply the payments or proceeds of the Collateral and the Cash Collateral in accordance with the provisions of this Order and the other Postpetition Loan Documents, and in no event shall any of such parties be subject to the equitable doctrine of "marshaling" or any other similar doctrine with respect to any of the Collateral or otherwise.

24. The failure or delay by any (i) Postpetition Secured Party to seek relief or otherwise exercise its rights and remedies under this Order or any other Postpetition Loan Documents or (ii) Prepetition Agent or Prepetition Lender to exercise its rights and remedies under this Order shall not constitute a waiver of any of the rights of such Postpetition Secured Party, Prepetition Agent, or Prepetition Lender hereunder, thereunder, or otherwise, and any single or partial exercise of such rights and remedies against any Credit Party or Collateral shall not be construed to limit any further exercise of such rights and remedies against any or all of the other Credit Parties and/or Collateral.

25. Except as expressly provided in the Postpetition Loan Documents and this Order and so long as the DIP Facility is outstanding and the Carve-Out is in effect, the Debtors shall be enjoined and prohibited from at any time during the Chapter 11 Cases granting claims or Liens in the Collateral or any portion thereof to any other parties pursuant to sections 364(d), 503(b), or 507(b) of the Bankruptcy Code or otherwise. So long as the DIP Facility is outstanding and the Carve-Out is in effect, the Debtors shall be enjoined and prohibited from at any time (i) using the Collateral or Lender Funds except pursuant to the terms and conditions of this Order and the other Postpetition Loan Documents and (ii) except in the event the DIP Facility has been paid in full or will be paid in full, and an amount equal to the Carve-Out will be paid to the Prepetition Agent on account of the Prepetition Obligations, as a result of the financing for which the Debtors are applying, applying to any court for an order authorizing the

use of the Collateral or Lender funds except on the terms of this Order and the other Postpetition Loan Documents.

26. The Postpetition Secured Party, the Prepetition Agent, and the Prepetition Lender are hereby authorized, but not required, to file or record financing statements, trademark filings, copyright filings, mortgages, notices of lien or similar instruments in any jurisdiction, or take possession of or control over, or take any other action in order to validate and perfect the liens granted to them hereunder. The Debtors shall execute and deliver to the Postpetition Secured Party and the Prepetition Agent all such agreements, financing statements, instruments, and other documents as any Postpetition Secured Party or the Prepetition Agent may request to evidence, confirm, validate, or perfect the Liens granted pursuant hereto.

27. The Debtors shall furnish to the Postpetition Agent, in form and substance reasonably satisfactory to the Postpetition Agent, all weekly reports of receipts, disbursements, and a reconciliation of actual expenditures and disbursements with those set forth in the Budget, on a line-by-line basis showing any variance to the proposed corresponding line item of the Budget (the "**Budget Reconciliation**") and shall also provide a copy of the Budget Reconciliation to the Committee. Such Budget Reconciliation shall be provided to the Postpetition Agent so as actually to be received on or before Wednesday of the following week.

28. Without limiting the rights of access and information afforded to the Postpetition Agent and the Postpetition Lender under the Postpetition Loan Documents and subject to the execution and delivery of non-disclosure agreements in form and substance acceptable to the Debtors, the Debtors, upon reasonable written notice and at such reasonable times during normal business hours and as often as may reasonably be requested (and, after a Default has occurred and is continuing, upon notice and at times that are not limited to normal

business hours), shall permit any representatives designated by the Postpetition Agent or Postpetition Lender to visit and inspect any of their properties, to inspect, copy, and take extracts from their financial and accounting records, and to discuss their affairs, finances, and accounts with their officers and independent public accountants. Such right to inspect the Debtors' books and records shall include the right of the Postpetition Secured Party and its representatives to have reasonable access to all records and files of the Debtors pertaining to the Collateral.

29. All Liens granted herein (including the Postpetition Liens and the Adequate Protection Liens) and in the other Postpetition Loan Documents to or for the benefit of the Postpetition Secured Party, the Prepetition Agent, and the Prepetition Lender shall pursuant to this Order be, and they hereby are, valid, enforceable, and perfected, effective as of the Petition Date, and (notwithstanding any provisions of any agreement, instrument, document, the Uniform Commercial Code, or any other relevant law or regulation of any jurisdiction) no further notice, filing, possession, control, or other act shall be required to effect such perfection, and all Liens on deposit accounts or securities accounts of any Debtors shall, pursuant to this Order be, and they hereby are, deemed to confer "control" for purposes of sections 8-106, 9-104, and 9-106 of the New York Uniform Commercial Code as in effect as of the date hereof in favor of the Postpetition Secured Party); *provided, however*, that if the Postpetition Agent or the Prepetition Agent shall, in its sole discretion, choose to require the execution of and/or file (as applicable) such mortgages, financing statements, control agreements, notices of Liens, and other similar instruments and documents, all such mortgages, financing statements, control agreements, notices of Liens, or other similar instruments and documents shall be deemed to have been executed, filed and/or recorded at the time and on the date of the Petition Date. A certified copy of this Order may, in the discretion of the Prepetition Agent or the Postpetition

Agent (as applicable), be filed with or recorded in filing ,or recording offices in addition to or in lieu of such financing statements, mortgages, notices of lien or similar instruments. Each and every federal, state, and local government agency or department may accept the entry by this Court of this Order as evidence of the validity, enforceability, and perfection on the Petition Date of the Liens granted herein and in the other Postpetition Loan Documents to or for the benefit of the Postpetition Secured Party, the Prepetition Lender, and the Prepetition Agent.

30. The Prepetition Agent, the Prepetition Lender, and other parties may possess or control Collateral for the Postpetition Obligations subject to the security interests granted pursuant to the Postpetition Loan Documents and this Order. Unless otherwise provided in this Order, notwithstanding any provision, right, claim, encumbrance, or interest by or to such parties in the Collateral, possession and control of the Collateral shall be surrendered to the Postpetition Agent upon reasonable written notice by the Postpetition Agent. Notwithstanding any surrender by the Prepetition Agent, any Prepetition Lender, or other party of possession or control of Collateral in accordance with this paragraph, the Prepetition Agent and the Prepetition Lender shall be deemed to have valid, perfected, enforceable liens on any Collateral so surrendered to the same extent as if such surrender had not occurred.

31. The provisions of this Order shall be binding upon and inure to the benefit of each of the Postpetition Secured Party, the Prepetition Agent, the Prepetition Lender, and the Debtors and their respective successors and assigns (including any estate representative, chapter 7 trustee, or other trustee or fiduciary hereafter appointed as a legal representative of the Debtors or with respect to the property of the estates of the Debtors).

32. Based on the findings set forth in this Order and in accordance with section 364(e) of the Bankruptcy Code, which is applicable to the DIP Facility on an interim

basis and use of Cash Collateral contemplated by this Order, in the event that any or all of the provisions of this Order or any other Postpetition Loan Documents are hereafter modified, amended, or vacated by a subsequent order of this or any other Court, no such modification, amendment, or vacation shall affect the validity, enforceability, or priority of any Lien or claim authorized or created hereby or thereby or any Postpetition Obligations or Adequate Protection Obligations incurred hereunder or thereunder. Notwithstanding any such modification, amendment, or vacation, any Postpetition Obligations or Adequate Protection Obligations incurred and any claim or lien granted to the Postpetition Secured Party, the Prepetition Agent, or the Prepetition Lender hereunder or under the other Postpetition Loan Documents arising prior to the effective date of such modification, amendment, or vacation shall be governed in all respects by the original provisions of this Order and the other Postpetition Loan Documents, and the Postpetition Secured Party, the Prepetition Agent, and the Prepetition Lender shall be entitled to all of the rights, remedies, privileges, and benefits, including the Liens and priorities granted herein and therein, with respect to any such Postpetition Obligations and Adequate Protection Obligations.

33. The validity, enforceability, priority, or amount of any of the claims and Liens granted to or for the benefit of the Postpetition Secured Party under this Order or any other Postpetition Loan Documents shall not be affected by any finding or order of this Court or any other court regarding the Prepetition Obligations or Prepetition Liens, including, without limitation, any order of this Court or any other Court invalidating the Prepetition Obligations or Prepetition Liens.

34. The Debtors are authorized and directed to do and perform all acts, to make, execute, and deliver all instruments and documents (including, without limitation, the

execution of additional security agreements, pledge agreements, control agreements, mortgages, and financing statements), and shall pay fees and expenses that may be required or necessary for the Debtors' performance under the Postpetition Loan Documents, including, without limitation, (i) the execution of the Postpetition Loan Documents and (ii) the payment of the fees, indemnification obligations, and other expenses described or provided in the Postpetition Loan Documents, whether or not included in the Budget, as such become due, including, reasonable attorneys' and financial advisers' fees and disbursements related to the Postpetition Loan Document as provided for in the Postpetition Loan Documents which shall not exceed $15,000 in the aggregate. None of such reasonable attorneys' and financial advisers' fees and disbursements shall be subject to the approval of this Court or the U.S. Trustee guidelines, and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with this Court. Notwithstanding the foregoing, the Debtors shall, provide copies of invoices for such fees and disbursements to the U.S. Trustee and counsel for any Committee at least ten (10) days prior to payment thereof by the Debtors. In addition, the Debtors are hereby authorized and directed to indemnify the Postpetition Secured Party against any liability arising in connection with the Postpetition Loan Documents to the extent provided in the Postpetition Loan Documents. All such fees, expenses, and indemnities of the Postpetition Secured Party shall constitute Postpetition Obligations and shall be secured by the Postpetition Liens and afforded all of the priorities and protections afforded to the Postpetition Obligations under this Order and the other Postpetition Loan Documents.

35. The obligations of the Debtors in respect of the Postpetition Obligations, the Adequate Protection Obligations, and the claims and Liens granted to or for the benefit of the Postpetition Secured Party, the Prepetition Agent, and the Prepetition Lender pursuant to this

Order and the other Postpetition Loan Documents, shall not be discharged by the entry of an order (a) confirming a chapter 11 plan in any of the Chapter 11 Cases (and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtors hereby waive such discharge) or (b) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code.

36. Until all obligations and indebtedness owing to the Postpetition Secured Party and the Adequate Protection Obligations shall have been indefeasibly paid in full in cash and satisfied in the manner provided in the Postpetition Loan Documents and this Order, no Debtor shall seek an order dismissing any of the Chapter 11 Cases. If an order dismissing any of the Chapter 11Cases under section 1112 of the Bankruptcy Code or otherwise is at any time entered, such order shall provide (in accordance with sections 105 and 349(b) of the Bankruptcy Code) that (i) the claims and Liens granted pursuant to this Order and any subsequent order to or for the benefit of the Postpetition Secured Party, the Prepetition Agent, and/or the Prepetition Lender shall continue in full force and effect and shall maintain their perfection and priorities as provided in this Order and subsequent orders until all obligations in respect thereof shall have been indefeasibly paid in full in cash and satisfied in the manner provided in the Postpetition Loan Documents and this Order (and that such claims and Liens shall, notwithstanding such dismissal, remain binding on all parties in interest) and (ii) to the extent permitted by applicable law, this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing such claims and Liens.

37. The provisions of this Order, including the grant of claims and Liens to or for the benefit of the Postpetition Secured Party, the Prepetition Agents, and the Prepetition Lender, and any actions taken pursuant hereto shall survive the entry of any order converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code.

38. The Prepetition Lender and the Prepetition Agent are entitled, under sections 363(e) and 364(d)(1)(B) of the Bankruptcy Code, to adequate protection of their interest in the Prepetition Collateral, including the Cash Collateral, for and equal in amount to the aggregate diminution in the value of the Prepetition Lender' and the Prepetition Agent's interest in the Prepetition Collateral, including any such diminution resulting from (w) the use of Cash Collateral, (x) the sale, lease, or use by the Debtors (or other decline in value) of the Prepetition Collateral, (y) the granting of a priming lien on the Prepetition Collateral to the Postpetition Secured Party, and (z) the imposition of the automatic stay under section 362 of the Bankruptcy Code (the aggregate amount of such diminution, which shall include, among other things, the aggregate amount of the Prepetition Lender' Cash Collateral used by the Debtors from and after the Petition Date and the Carve-Out, the "**Adequate Protection Obligations**"). The Prepetition Agent and the Prepetition Lender are hereby provided with the following forms of adequate protection:

(a) Adequate Protection Lien. To secure the Adequate Protection Obligations, the Prepetition Agent, for its benefit and the benefit of the Prepetition Lender, is hereby granted, effective and perfected as of the Petition Date and without the necessity of the execution by the Debtors of mortgages, security agreements, pledge agreements; financing statements, or other agreements, a valid and perfected replacement security interest in, and lien on, the Collateral (the "**Adequate Protection Lien**"), which Adequate Protection Lien shall be senior to the Prepetition Liens and subject and subordinate only to (i) the Carve-Out, (ii) the Postpetition Liens, and (iii) any liens to which the Postpetition Liens are junior.

(b) Superpriority Claim. The Prepetition Agent and the Prepetition Lender are hereby granted an allowed, superpriority administrative expense claim under section 507(b) of the Bankruptcy Code with respect to all Adequate Protection Obligations. The Adequate Protection Obligations shall have priority over all administrative expenses of the kind specified in, or ordered pursuant to, any provision of the Bankruptcy Code, including, without limitation, those specified in, or ordered pursuant to, sections 105, 326, 328, 330, 503(b), 506(c), 507(a), 507(b), 546(c), 726, and 1114 of the Bankruptcy Code, or otherwise (whether incurred in any of the Chapter 11 Cases or any conversion thereof to a case under chapter 7 of the Bankruptcy Code or any other proceeding related hereto or thereto), which Adequate Protection Obligations shall be payable from and have recourse to all prepetition and postpetition property of the Debtors and all proceeds thereof provided, however, that the proceeds of Avoidance Actions shall not be used to pay any superpriority claim conferred under this paragraph. The Adequate Protection Obligations shall be subject and subordinate only to (i) the Carve-Out and (ii) the Postpetition Obligations.

(c) Except for the Postpetition Loan Documents, the Postpetition Liens, the Postpetition Obligations, and the Carve-Out, the Debtors shall be prohibited from incurring additional obligations having priority claims or Liens equal to or senior in priority to the Adequate Protection Obligations or the Adequate Protection Liens.

(d) The Debtors shall provide the Prepetition Agent with copies of all reports (including, but not limited to, the Budget and the Budget Reconciliation),

information, and other materials delivered to the Postpetition Agent and the Postpetition Lender, and such other reports, information, and materials as reasonably requested by the Prepetition Agent.

(e) The consent of the Prepetition Agent and the Prepetition Lender to the use of their Cash Collateral by the Debtors shall terminate upon the Debtors' failure to comply with any other provision of this Order or the Final Order and in all events upon any Termination Event.

39. (a) With a full reservation and no release, waiver, or discharge of any rights of any Committee or other party in interest as provided in the following subparagraph, each Debtor and each of its affiliates in its individual capacity hereby forever releases, waives, and discharges the Prepetition Agent and Prepetition Lender (whether in its prepetition or postpetition capacity), together with their respective officers, directors, trustees, employees, agents, attorneys, professionals, affiliates, subsidiaries, predecessors in interest, successors and assigns (collectively, the "**Released Parties**"), from any and all claims and causes of action arising out of, based upon or related to, in whole or in part, any of the Prepetition Loan Documents, any aspect of the prepetition relationship between any Debtor relating to any of the Prepetition Obligations, the Prepetition Loan Documents or any transaction contemplated thereby, on the one hand, and any or all of the Released Parties, on the other hand, or any other acts or omissions by any or all of the Released Parties in connection with any of the Prepetition Obligations, Prepetition Loan Documents or their prepetition relationship with any Debtor or any affiliate thereof, including, without limitation, any claims or defenses as to the extent, validity, priority, or perfection of the Prepetition Liens or the Prepetition Obligations, "lender liability" claims and causes of action, any actions, claims, or defenses under chapter 5 of the Bankruptcy

Code, or any other claims and causes of action (all such claims, defenses, and other actions described in this Paragraph are collectively defined as the "**Claims and Defenses**"). Nothing contained in this subparagraph shall affect the rights of any Committee or other party in interest to undertake any action with respect to any investigation or prosecution of Claims and Defenses that is permitted in subparagraph (b) of this paragraph.

(b) Notwithstanding anything contained herein to the contrary, the extent, validity, priority, perfection, and enforceability of the Prepetition Obligations, the Prepetition Liens, and all acknowledgments, admissions, and confirmations of the Debtors and their affiliates above, are for all purposes subject to the rights of any party in interest (including any trustee elected or appointed in these Cases), other than any Debtor or any of its respective affiliates, to file a complaint pursuant to Bankruptcy Rule 7001 seeking to invalidate, subordinate, or otherwise challenge the Prepetition Obligations or the Prepetition Liens; *provided, however*, that any such complaint must be filed in this Court by September 21, 2012 or any subsequent date that may be agreed to in writing by the Prepetition Agent with respect to the time to file any such complaint relating to the Prepetition Obligations and/or the Prepetition Liens. If no such complaint is filed within such time period (or such timely filed complaint does not result in a final and non-appealable order of this Court that is inconsistent with clauses (i) through (iv) of subparagraph (c) of this paragraph), then any and all Claims and Defenses against any of the Released Parties shall be, without further notice to or order of the Court, deemed to have been forever relinquished, released, and waived as to such Committee and other person or entity, and if such complaint is timely filed on or before such date, any and all Claims and Defenses against any of the Released Parties shall be deemed, immediately and without further action, to have been forever relinquished, released, and waived as to such Committee and other

person or entity, except with respect to Claims and Defenses that are expressly asserted in such complaint.

(c) If no such complaint as to the Prepetition Obligations (relating to Obligations subject to the Prepetition Liens), Prepetition Liens, or Released Parties is filed within such time period, or such timely filed complaint does not result in a final and non-appealable order of this Court that is inconsistent with clauses (i) through (iv) of this subparagraph, then, without the requirement or need to file any proof of claim with respect thereto, (i) the Prepetition Obligations shall constitute allowed secured claims for all purposes in the Chapter 11 Cases and any subsequent cases or proceedings under the Bankruptcy Code, including, without limitation, any chapter 7 proceedings if any Chapter 11 Case is converted to a case under chapter 7 of the Bankruptcy Code (each, a "**Successor Case**"), (ii) the Prepetition Liens shall be deemed legal, valid, binding, enforceable, perfected, first priority liens not subject to recharacterization, subordination (except as to the Postpetition Liens and as otherwise specified in this Order) or avoidance for all purposes in the Chapter 11 Cases and any Successor Case, (iii) the release of the Claims and Defenses against the Released Parties shall be binding on all parties in interest in the Chapter 11 Cases and any Successor Case, and (iv) the Prepetition Obligations, the Prepetition Liens, releases of the Claims and Defenses against the Released Parties, and prior payments on account of or with respect to the Prepetition Obligations shall not be subject to any other or further claims, cause of action, recharacterization, objection, contest, setoff, defense, or challenge by any party in interest for any reason, including, without limitation, by any successor to or estate representative of any Debtor. Nothing in this Order shall confer standing upon the Committee or any other person or entity to bring, assert, commence, continue, prosecute, or litigate the Claims and Defenses against any Released Party.

40. Notwithstanding anything to the contrary herein or in any other Postpetition Financing Document or in any Prepetition Financing Document, the Postpetition Liens and the Superpriority Claims granted to the Postpetition Secured Party hereunder and under the other Postpetition Loan Documents are and shall be at all times (including, without limitation, after the occurrence of a Termination Event) senior and prior in all respects to (a) the Adequate Protection Liens and all other Liens securing any Prepetition Obligations, in all cases, whether granted under this Order, the Prepetition Loan Documents, or otherwise, and (b) the Adequate Protection Obligations, any other obligations in respect of adequate protection and all other claims held by the Prepetition Agent and the Prepetition Lender (including, without limitation, any superpriority claims in addition to the Adequate Protection Obligations), in each case, whether arising under or related to the Prepetition Loan Documents, this Order, or otherwise.

41. Unless such transaction will result in the immediate payment in full in cash of all Prepetition Obligations and Postpetition Obligations, the Debtors shall not sell, transfer, lease, encumber, or otherwise dispose of any portion of the Collateral without the prior written consent of the Postpetition Agent and the Prepetition Agent (and no such consent shall be implied from any other action, inaction, or acquiescence by the Postpetition Agent or the Prepetition Agent) and an order of this Court, except for sales of the Debtors' inventory in the ordinary course of their business in accordance with the Budget or as contemplated by the asset purchase agreement between the Debtors and the Trust.

42. Notwithstanding anything to the contrary in this Order or in the Postpetition Loan Document, the repayment of the DIP Obligations shall be subject to the "working capital adjustment" set forth on <u>Exhibit 2</u> hereto.

43. Notwithstanding anything contained in the Postpetition Loan Documents to the contrary, proceeds of the Prepetition Collateral may be applied to the Prepetition Obligations, the Postpetition Obligations, or the Adequate Protection Obligations, as determined by the Postpetition Agent, in its sole discretion, and in no event shall the Postpetition Secured Party, the Prepetition Lender, or the Prepetition Agent be subject to the equitable doctrine of "marshaling" or any other similar doctrine with respect to any such collateral or otherwise.

44. The Debtors shall, on or before August 23, 2012, serve by United States mail, first class postage prepaid, copies of the Motion, this Order, and a notice of the Final Hearing (the "**Final Hearing Notice**") to be held on September 6, 2012 at 10:00 a.m. to consider entry of the Final Order on the Interim Notice Parties. Copies of the Motion, this Order, and the Final Hearing Notice also shall be served upon all persons requesting service of papers pursuant to Bankruptcy Rule 2002 by United States mail, first class postage prepaid, one Business Day following the receipt of such request. The Final Hearing Notice shall state that any party in interest objecting to the entry of the Final Order shall file written objections with the Court no later than 4:00 p.m. on August 31, 2012, which objections shall be served so that the same are received on or before such date and time by: Greenberg Traurig, LLP, The Nemours Building, 1007 North Orange Street, Suite 1200, Wilmington, Delaware 19801, Attn: Dennis Meloro, Esq. and Greenberg Traurig, LLP, 200 Park Avenue, New York, New York, 10166, Attn: Nancy A. Mitchell, Esq., Attorneys for the Debtors and Debtors in Possession; Morrison Foerster LLP, 425 Market St. San Francisco, California, 94105, Attn: G. Larry Engel, Esq. and Pepper Hamilton LLP, Suite 5100, Hercules Plaza, 1313 N. Market Street, Wilmington, Delaware 19801, Attn: David B. Stratton, Attorneys for the Prepetition Agent and the DIP Lender.

45. This Order shall constitute findings of fact and conclusions of law.

46. The provisions of this Order, the Postpetition Loan Documents, the Postpetition Obligations, the Superpriority Claims, the Adequate Protection Obligations, and any and all rights, remedies, privileges, and benefits in favor of the Postpetition Secured Party, the Prepetition Agent and the Prepetition Lender provided or acknowledged in this Order, and any actions taken pursuant thereto, shall be effective immediately upon entry of this Order pursuant to Bankruptcy Rules 6004(g) and 7062.

47. In the event that any provision of this Order conflicts with any term of the other Postpetition Loan Documents, this Order shall govern.

Dated: Aug 21, 2012
Wilmington, Delaware

Peter J. Walsh
United States Bankruptcy Judge